                                                                   EXHIBIT 10.11


                              MONTY PROSPECT AREA

                       PECOS AND TERRELL COUNTIES, TEXAS



                          JOINT DEVELOPMENT AGREEMENT

                                BY AND BETWEEN

                             PURE RESOURCES, L.P.
                                      AND
                 CHAPARRAL ROYALTY COMPANY, DDDF COMPANY, INC.
                      J. DON LOONEY, and GEORGE G. STALEY

                        EFFECTIVE DATE: MARCH 10, 2000

                          JOINT DEVELOPMENT AGREEMENT

                              MONTY PROSPECT AREA

                       PECOS AND TERRELL COUNTIES, TEXAS


THIS AGREEMENT is dated effective as of March 10, 2000 by and between PURE RESOURCES, L.P., a Texas limited partnership, whose address is 500 West Texas, Suite 200, Midland, Texas 79701, hereinafter referred to as "PURE" and CHAPARRAL ROYALTY COMPANY, whose address is P.O. Box 1604 Midland, Texas, 79702; DDDF COMPANY, INC., whose address is P.O. Box 554, Midland, Texas, 79702; J. DON LOONEY, whose address is P.O. Box 3362, Midland, Texas, 79702; and GEORGE G. STALEY, whose address is 500 West Texas, Suite 200, Midland, Texas, 79702, hereinafter collectively referred to as "CHAPARRAL, ET AL".

                                   RECITALS
                                   --------

WHEREAS, CHAPARRAL, ET AL represents, but does not warrant, that it owns various Existing Properties in Pecos and Terrell Counties, Texas, which cover lands located within the blue boundary shown on the plat attached hereto and identified as Exhibit "A". Said Existing Properties owned by CHAPARRAL, ET AL are specifically described on Exhibit "A-1" attached hereto; and

WHEREAS, PURE represents, but does not warrant, that it owns various Existing Properties in Pecos and Terrell Counties, Texas, which cover lands located within said blue boundary shown on the plat attached hereto and identified as Exhibit "A". Said Existing Properties owned by PURE are specifically described on Exhibit "A-2" attached hereto; and

WHEREAS, PURE and CHAPARRAL, ET AL intend by this Agreement to provide a means to evaluate the lands subject to this Agreement and to determine the potential for oil and/or gas production whereby such Parties i) establish an Area of Mutual Interest ("AMI"), ii) jointly acquire oil and gas leases, and iii) provide a means for the drilling of exploration and development wells on

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the Existing Properties and such additional Properties as may be acquired under the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

As used in this Agreement, the terms indicated below shall be construed as follows:

1.1  "Agreement"  means this Agreement, including all amendments, schedules,
     -----------
     plats, maps, exhibits and annexes hereto, which are incorporated herein by this reference.

1.2  "AMI" or "Area of Mutual Interest"  means the lands lying in Pecos and
     ----------------------------------
     Terrell Counties, Texas that are located within the blue outline indicated on the plat attached hereto as Exhibit "A", and further described on Exhibit "A-3" attached hereto.

1.3  "Development Well"  means any well drilled on lands located within the
     ------------------
     AMI subsequent to the drilling of an Initial Exploratory Well and three (3) Subsequent Exploratory Wells on lands located within the AMI, and in accordance with the Operating Agreement therefor.

1.4  "Existing Properties" means PURE'S and/or CHAPARRAL, ET AL's Properties
     ---------------------
     existing as of the date of this Agreement, which are located within the AMI.

1.5  "Exploration Expenditures" means all costs attributable to operations,
     --------------------------
     accounted for in accordance with the terms and provisions of the Operating Agreement, on or with respect to the Initial Exploratory Well and Subsequent Exploratory Wells, including, without limitation, drillsite preparation, roads, surface damages, water wells, drilling, coring and drillstem testing, completion and equipping, and reworking until such wells have been drilled, completed and equipped and are capable of production, including gathering lines, pipelines and facilities necessary to deliver pipeline quality gas, along with the costs of plugging and abandoning such wells if no completion attempt is made thereon. Exploration Expenditures shall not include Leasehold

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     Costs as defined herein. In lieu thereof, PURE shall be entitled to include the fixed sum of $92,000.00 as a fixed acreage cost.

1.6  "Initial Exploratory Well" means the first well drilled on lands located
     --------------------------
     within the AMI in accordance with this Agreement which well shall be drilled free of cost to CHAPARRAL, ET AL.

1.7  "Leasehold Costs"  means those direct charges incurred for acquisition
     -----------------
     of Properties, including, without limitation, records examination and title costs, mineral and leasehold ownership reports, broker fees and expenses, travel costs, the purchase price, option costs, rentals, recording costs and any other costs associated with the acquisition of Properties.

1.8  "Operating Agreement" shall mean the Operating Agreement dated effective
     ---------------------
     March 10, 2000, between the Parties hereto. In the event of a conflict between this Agreement and the Operating Agreement, the provisions of this Agreement shall prevail.

1.9  "Operating Costs" shall mean all costs incurred by PURE in operating the
     -----------------
     IEW or SEW pursuant to this Agreement and the Operating Agreement, and the disposition of hydrocarbons produced therefrom, including but not limited to:

     (a) Labor and other services necessary for maintenance and operations of such wells;

     (b) Insurance, materials, supplies, transportation, repairs and replacements used in the maintenance and operations of such wells, including replacements for all parts of machinery, equipment tanks or other equipment to replace and/or repair original well and/or lease equipment;

     (c) Reworking, deepening, sidetracking, recompleting or re-equipping such wells plus plugging and abandonment costs applicable to previously producing wells, less salvage;

     (d) Gathering, treating, processing, transporting and marketing of hydrocarbons produced from such wells, and all ad valorem, severance, gathering, windfall profits or other applicable taxes; and

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     (e)  Overhead costs as defined in the Copas accounting procedure attached as Exhibit "C" to the Operating Agreement.

1.10 "Operator" shall mean the Party designated as Operator pursuant to Article
     ----------
     V of the Operating Agreement.

1.11 "Participate"  means to agree to bear and pay a Party's proportionate
     -------------
     share of the cost and expense of the operations and also to undertake the obligations and be accorded the rights and privileges associated therewith which are specified herein with respect to the particular activity.

1.12 "Party or Parties" means PURE and/or CHAPARRAL, ET AL, their assigns or
     ------------------
     successors, subject to the limitations set forth in Paragraph 6.9 hereof.

1.13 "Proceeds" means the sum of all payments realized by PURE, directly or
     ----------
     indirectly, as prepayments, advances, payments in kind, and the revenue realized from the sale of production from the three Subsequent Exploratory Wells, after excluding the existing burdens attributable thereto; provided, however, Proceeds shall not mean the sale of all or part of PURE's undivided working interest in a leasehold estate.

1.14 "Project Payout" means that point in time when the cumulative Proceeds
     ----------------
     received by PURE from the three Subsequent Exploratory Wells and any replacement or substitute wells therefore, shall equal the Exploration Expenditures and Operating Costs for these wells. In calculating Project Payout, as to the Exploration Expenditures expended for drilling and completing, PURE shall be limited to the costs set out in the Authority for Expenditures provided to the Parties prior to drilling the Subsequent Exploratory Wells. Notwithstanding the foregoing, it is anticipated that Project Payout could occur at some point in time before all three SEW have been drilled. As an example, should Project Payout occur prior to PURE drilling the third SEW, CHAPARRAL, ET AL would be vested with a working interest in the two SEW that had been previously drilled to that point. If and when the third SEW were later drilled, CHAPARRAL, ET AL would relinquish their working interest in the SEW to PURE until Project Payout is achieved after drilling the final SEW. All revenues earned or accrued prior to relinquishing the working interest shall accrue to and remain the property of CHAPARRAL, ET AL. At any

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     time and at their option, CHAPARRAL ET AL may buy and discharge the pay out obligation by paying PURE the accrued sum of the payout amount and thereafter be subject to the terms and provisions hereof and of the Operating Agreement in an after payout position.

1.15 "Property or Properties" means those certain existing oil and gas leases
     ------------------------
     and mineral interests made subject to this Agreement and described on Exhibits "A-1" and "A-2" attached hereto (Existing Properties) plus any additional oil and gas leasehold interests hereafter acquired within the AMI and made subject to the terms and conditions of this Agreement, or rights to acquire such interests through option, purchase, extension, pooling, unitization, top lease, renewal, farm-in, farm-in option, acreage contribution or other agreement with third parties to earn an interest.

1.16 "Proposing Party" means the Party who proposes one or more of the proposals
     -----------------
     provided for herein.

1.17 "Proration and/or Spacing Unit"  means the drilling or production unit
     -------------------------------
     prescribed or permitted for a particular well for full allowable purposes by or in accordance with the regulation of the Texas Railroad Commission or any governmental authority having jurisdiction thereof. As between the Parties hereto, in the absence of Special Field Rules, and until Special Field Rules are established, a Proration or Spacing Unit shall be considered to contain 80 acres for an oil well and 160 acres for a gas well of 10,000 feet or shallower, and 640 acres for a gas well of 10,001 feet or deeper.

1.18 "Subsequent Exploratory Wells" means the second, third and fourth wells
     ------------------------------
     drilled on lands located within the AMI in accordance with this Agreement.

                                   ARTICLE II
                                   ----------
                         AREA OF MUTUAL INTEREST (AMI)
                         -----------------------------

2.1  Lands. The Area of Mutual Interest (AMI) means the lands lying in Pecos
     -----
     and Terrell Counties, Texas that are located within the blue outline on the plat attached hereto as Exhibit "A and further described on Exhibit "A-3" attached hereto.

2.2  Acquisitions. PURE shall be the only Party responsible for the
     -------------

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     acquisition of Properties within the AMI from March 10, 2000 forward and shall negotiate for and acquire Properties exercising its judgment as a reasonable and prudent operator to determine which Properties to acquire and the terms and provisions applicable to same. PURE agrees to pay for all of the Leasehold Costs associated with the acquisition of oil and gas leases or lease options acquired by or on behalf of PURE covering land within the AMI after March 10, 2000 and until the spud date of the IEW, including any acquisition of oil and gas leases or lease options in Section 31, Block 2, CCSD&RGNG, Terrell County, Texas and in the N/2 of Section 19, and the N/2 of Section 21, both in Block 102, John H. Gibson Survey, Pecos County, Texas. Within sixty (60) days of acquisition, PURE shall assign the oil and gas leases or options acquired by or on behalf of PURE to the other Parties hereto in the following percentages:


                    DDDF Company Inc.  10%
                    George G. Staley   10%
                    Chaparral Royalty  10%
                    J. Don Looney      10%

     With respect to any oil and gas leases or options which PURE acquires, and except for any royalties, overriding royalties and burdens then in existence, PURE shall not further burden same prior to assignment of the proportionate interest to the other Parties.

     After the spud date of the IEW, if a Party acquires a Property or a mineral or royalty interest within the AMI, the acquiring Party shall, within thirty (30) days of such acquisition, provide written notice thereof to the other Parties, together with full details of the acquisition, including, without limitation, the lands and minerals acquired, a copy of the assignment and/or deed and all title information obtained, and a list of the acquisition costs thereof. The acquiring party shall have the option, but not the obligation to obtain a title opinion for the acquisition of the mineral interest or royalty interest and shall provide the non-acquiring Party a copy of all title information it obtains as associated with the acquisition of the interest. For a period of fifteen (15) days following receipt of such notice, the non-acquiring Party shall have the right and option to purchase its proportionate percentage as stated in this paragraph, of the acquiring Party's interest. Failure of the non-acquiring Party to advise the acquiring Party in writing within said fifteen (15) days of

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     its election, shall be deemed as an election not to acquire the interest.
     Upon the non-acquiring Party electing to participate and accepting title to the interest, it shall reimburse the acquiring Party for the acquisition costs applicable to same and shall tender payment to the acquiring Party pursuant to the provisions of this Agreement. In the event that the non-acquiring Party shall reject title to any of the interest, the acquiring Party shall have a period of thirty (30) days to cure the applicable title defect to the reasonable satisfaction of the non-acquiring Party. If the acquiring Party does not so cure such title defect or if the non-acquiring Party does not accept title to the interest within such time period, then such interest shall not be subject to any of the terms of this Agreement. With respect to interests which the non-acquiring Party elects to acquire, the acquiring Party shall, within thirty (30) days of timely receipt of payment, assign to the non-acquiring Party its proportionate percentage as stated in Paragraph 2.3, of the acquiring Party's interest, free of any additional burdens by acquiring Party.

2.3  Prior Acquisitions. The Properties within the AMI acquired by CHAPARRAL, ET
     ------------------
     AL, prior to March 10, 2000, as described on Exhibit A-1, shall be owned by the Parties in the following percentages:

               DDDF Company Inc.     10%
               George G. Staley      10%
               Chaparral Royalty     10%
               J. Don Looney         10%
               Pure Resources, L.P.  60%

     The Parties agree to effectuate this ownership by delivering whatever assignments are required, which shall be delivered to the Parties contemporaneously with the execution of this Agreement. The difference between the lease burdens on these Properties and the 80% net revenue interest delivered to the Parties, shall be owned as an overriding royalty by Robert McClesky dba JSM Oil & Gas Inc., P.O. Box 3362, Midland, TX 79702.

2.4  Assignment.  Any assignment made pursuant to Paragraph 2.2 or 2.3 shall
     ----------
     be in substantially the same form as Exhibit B attached hereto.

2.5  Title Loss. Should any Property, mineral interest or royalty interest be
     ----------
     lost through failure of title, such loss shall for all purposes

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     whatsoever be considered a joint loss and shall be borne by the Parties in proportion to their respective interest therein.

2.6  Outside Properties. Where less than all of the acquired Properties lie
     ------------------
     within the AMI, the acquiring Parties shall have the right only to acquire
     its proportionate interest in that   part of the Properties lying within
     the AMI.

2.7  Term of AML. Unless earlier terminated as herein provided, the AMI shall
     -----------
     expire three (3) years from the effective date of this Agreement.



                                  ARTICLE III
                                  -----------
                              EXPLORATORY DRILLING
                              --------------------


3.1  Initial Exploratory Well. On or before March 10, 2001, PURE has the right
     --------------------------
     but not the obligation to drill an Initial Exploratory Well ("IEW") at its choice of location within the AMI, which well shall be drilled to a depth sufficient to test the Devonian formation, but at PURE'S discretion may be drilled deeper. The IEW may be drilled as a horizontal well at PURE'S discretion. PURE shall pay 100% of the Exploration Expenditures for the IEW. At such time as the IEW is completed, equipped and ready to produce, CHAPPERAL, ET AL shall be vested with a working interest in the IEW for their respective AMI percentages as set out in Paragraph 2.3, as reflected in the Operating Agreement. Subsequent operations for the IEW will be subject to said Operating Agreement. Failure to drill the IEW as herein provided, as either a well capable of production or a plugged and abandoned well, shall result in PURE'S reassigning to CHAPARRAL, ET AL any interest PURE acquired pursuant to Paragraph 2.3 above. PURE shall retain its proportionate interest of any interest acquired pursuant to Paragraph 2.2, above.

3.2  Subsequent Exploratory Wells. After the drilling of the IEW, PURE has the
     -----------------------------
     right but not the obligation to drill three (3) Subsequent Exploratory Wells ("SEW") at its choice of location within the AMI area, which wells may be drilled to any depth and may be drilled as horizontal wells. PURE shall pay 100% of the Exploration Expenditures for the SEW. When Project Payout has been reached, the other Parties shall be vested with a working interest in the SEW for their respective AMI percentages as set out in Paragraph 2.3, as reflected in the Operating Agreement.

3.3  Exploratory Substitute Wells. If in the drilling of the IEW, impenetrable
     -----------------------------
     substances or mechanical difficulties are encountered which, in the opinion of PURE would make further drilling impractical or inadvisable, PURE shall have the right to plug and abandon the IEW. In that event, and within ninety (90) days of plugging, PURE may commence the drilling of a substitute well to be drilled in place of the IEW and then such substitute well shall become the IEW for all intents and purposes of this Agreement.



                                   ARTICLE IV
                                   ----------
                               DEVELOPMENT WELLS
                               -----------------


4.1  Development Operations. All proposals and operations, subsequent to the
     -----------------------
     completion of the IEW and SEW, shall be in accordance with the terms of the Operating Agreement executed by the Parties pursuant to Article III.

4.2  Non-Participation Penalties. Should a Party elect not to Participate in the
     ----------------------------
     drilling of a Development Well, provided the well begins drilling within sixty (60) days of an election not to Participate, a Non-Participating Party shall be required to assign to the Participating Parties, all of its undivided working interest in the Spacing Unit for the Development Well, from the surface down to the base of the formation from which the Development Well produces. Such assignment supersedes and replaces making such interest subject to the non-consent penalties set forth in the Operating Agreement. Provided, however, the Non-Participating Party shall nevertheless retain an overriding royalty, proportionately reduced to its interest, in an amount equal to the difference between twenty-five percent (25%) and the existing lease burdens on the NonParticipating Party's interest assigned to the Participating Parties.

     Notwithstanding the foregoing, if the Development Well is completed in a producing horizon different from the horizon set forth in the original proposal, the Non-Participating Party shall have thirty (30) days from the receipt of the proposal to complete in a different producing horizon in which to elect to participate in the Development Well as completed. If the Non-Participating Party elects to participate in said well, the Non-Participating Party shall pay its share of the cost of drilling the Development Well by multiplying the cost of drilling the Development Well times a fraction based upon one of the following: (i) on a Development Well completed above the original proposed depth of the Development Well, the fraction shall be the Non-Participating Party's percentage ownership times a fraction, the numerator of which is the completion depth of the Development Well and the denominator of which is the original proposed depth: or (ii) on a Development Well completed below the original proposed depth of the Development Well, the fraction shall be the Non-Participating Party's percentage ownership. Upon electing and

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

     paying its pro-rata share as provided herein, the Non-Participating Party shall become a participant in the Development Well as if it were an original participant.



                                   ARTICLE V
                                   ---------
                             DUTIES OF THE PARTIES
                             ---------------------



5.1  Delay Rentals and Releases. During the term of this Agreement and any
     --------------------------
     Operating Agreement executed in connection herewith, PURE shall have the responsibility for payment of any rentals, shut-in payments and minimum royalty payments necessary to maintain in force and effect the leases and agreements covering the Properties. PURE shall be reimbursed by the other Parties for their proportionate share of these rentals, shut-in payments and minimum royalty payments.

5.2  Insurance. At all times while operations are conducted hereunder, all
     ---------
     Parties shall comply with all laws including the applicable workman's compensation laws. Operator shall also carry or provide insurance for the benefit of the joint account as outlined in Exhibit "D" attached to the Operating Agreement. Both Parties shall require all contractors employed by it to comply with the applicable workman's compensation laws and to maintain such other insurance as both Parties may require. PURE may be a self insurer for liability under the compensation and general liability laws, provided however, in such event the only charge that shall be made by Operator to the joint account shall be as provided in Article V.D.9 of the Operating Agreement and in Exhibit "C" attached to the Operating Agreement.



                                   ARTICLE VI
                                   ----------
                                 MISCELLANEOUS
                                 -------------

6.1  Relationship of the Parties. This Agreement and the rights and liabilities
     ---------------------------
     under this Agreement are several and not joint or collective, and are not intended to create, and shall not be construed to create, an association for profit, a trust, a joint venture, a mining partnership or other relationship of partnership, or entity of any kind between or among the Parties, except as provided in Paragraph 6.2 or in the Tax Partnership Provisions attached as Exhibit "C" to this Agreement.

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

6.2  Tax Partnership. Notwithstanding Paragraph 6.1 above, the Parties intend
     ---------------
     that the execution of this Agreement and the joint operations hereunder shall be treated as the formation and operation of a partnership for federal income tax purposes ("Tax Partnership"). In that regard, the Parties understand and intend that the provisions of the Agreement shall be interpreted and applied in a manner consistent with such treatment and that Subchapter K of the Internal Revenue Code of 1986, as amended, shall apply to all actions taken pursuant to the terms of this Agreement. Thus, without limitation or exclusion of other provisions hereof, the Parties intend that the following provisions of this Agreement shall be treated and interpreted in the manner hereafter specified for federal income tax purposes:

     a) The Parties will make capital contributions to the Tax Partnership as follows:

          i)   Existing Properties, as described in Paragraphs 1.4 and 2.3; and

          ii)  Leasehold Costs, as described in Paragraphs 1.7 and 2.2; and

          iii) Exploration Expenditures, as described in Paragraphs 1.5, 3.1 and 3.2; and

          iv)  Development Well costs, as described in Paragraphs 1.3 and 4.1;
               and

          v)   Operating Costs, as described in Paragraphs 1.9 and 4.1.

     All acquired Properties will be acquired on behalf of the Tax Partnership and the Parties will hold title to all Properties as nominees of the Tax Partnership;

     b) The Tax Partnership shall allocate all costs, deductions and credits described in Paragraph 6.2(a) above, to the Parties based on each Party's contribution to such costs.

     c) Except as provided in subparagraphs 6.2(b) above and 6.2(c) (iii) below, the Tax Partnership shall allocate all income, gain, loss, deduction, or credit, 40% to Chaparral, ET AL (based on the percentages reflected in Paragraphs 2.2 and 2.3 and 60% to PURE. As described in Articles III and IV, the Tax Partnership shall make all cash distributions pursuant to subparagraphs 6.2(c)(i) and (ii) below in the following percentages;

               i) All cash distributions shall be made 40% to Chaparral, ET AL and 60% to PURE except as provided in Paragraph 6.2(c)(ii) below;

               ii) During Project Payout, as described in Paragraph 1.4, with respect to only the three (3) Subsequent Exploratory Wells, cash distributions shall be made 100% to PURE; and

               iii) During Project Payout, the Tax Partnership shall allocate all income, deduction and credits resulting from the Subsequent Exploratory Wells 100% to PURE.

     d) The Parties capital accounts will be charged for in-kind distributions in accordance with the non-participating penalties provisions as described in Paragraph 4.2. For example, in the event a Non-Participating Party assigns all of it's right, title and interest in the Spacing Unit for the Development Well, such Party's capital account will be charged with its tax basis in the Spacing Unit and any overriding royalty interest retained by such Party will be reported outside of the Tax Partnership (i.e., the in-kind distribution of partnership property).

     Additional provisions relating to this Tax Partnership are contained in Exhibit "C" to this Agreement. Notwithstanding anything to the contrary in this Agreement, the terms of this Article VI and Exhibit "C" will survive any termination of this Agreement.

     6.3  Notices. Unless otherwise provided herein, all notices, advice or
          -------
          communications required or convenient to be given by any Party to the other Party hereto, shall be deemed to have been properly given when given in writing by registered, certified, U.S. mail, return receipt requested, or by telegram, fax, telex or cable when addressed to the Parties at the following address:

                    PURE RESOURCES, L. P.
                    500 West Texas, Suite 200
                    Midland, Texas 79701
                    Attn: Land Manager
                    Phone: (915) 498-8600
                    Fax: (915) 498-8692

                    CHAPARRAL ROYALTY COMPANY
                    P. O. Box 1604
                    Midland, Texas 79702
                    Phone: (915) 697-5222
                    Fax: (915) 694-9381

                    DDDF COMPANY, INC.
                    P.O. Box 554
                    Midland, Texas 79702
                    Phone: (915) 683-1088
                    Fax: (915) 682-7111

                    J. DON LOONEY
                    % Robert McCleskey
                    P.O. Box 3362
                    Midland, Texas 79701
                    Phone: (915) 685-1212
                    Fax: (915) 683-5482

                    GEORGE G. STALEY
                    500 W. Texas, Suite 200
                    Midland, Texas 79701
                    Phone: (915) 498-8600
                    Fax: (915) 498-2607

     The originating notice shall be deemed given when received and the responsive notice shall be deemed given when mailed. Each Party shall have the right to change its address from time to time by written notice to the other Party as prescribed herein; provided, however, that nothing herein shall supersede the notice provisions specified in the Operating Agreement.

6.4  Laws. This Agreement shall be conducted in conformity with all valid
     ----
     applicable federal, state and local laws, rules, orders and regulations of any constituted federal, state or local regulatory body hereunder.

6.5  Operations. All operations or other activities conducted hereunder shall be
     ----------
     conducted in a reasonable and prudent manner in accordance with good oil field practices. Provided, however, that the Operator shall be liable to the other Parties only for losses sustained or liabilities incurred which result from Operator's gross negligence or willful misconduct.

6.6  Governing Law. This Agreement shall be construed and enforced in accordance
     -------------
     with the laws of the State of Texas and shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns.

6.7  Waiver. The failure of a Party to insist on the strict performance of any
     ------
     provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

6.8  Waiver of Implied Obligations. There are no implied covenants contained in
     -----------------------------
     this Agreement.

6.9  Assignment. No Party shall assign any right or interest under this
     ----------
     Agreement to other parties without the written consent of the other Parties hereto. However, such consent shall not be unreasonably withheld. The foregoing notwithstanding and subject to the other provisions of this Agreement, each of the Parties may pledge or encumber the Properties provided that such pledge or encumbrance is limited to that interest in the Properties owned by such Party and that such pledge or encumbrance is expressly made subject to the terms and conditions of this Agreement.

6.10 Ownership of Information. Subject to the limitations of Paragraph 6.9, any
     ------------------------
     and all Information, whether completed or not shall be the joint property of the Parties for their copying, use, modification, distribution or disclosure without accounting to the other Parties in whatever way the Party may determine notwithstanding copyright or other restrictive legends placed thereon.

6.11 Covenants Running with Land. All covenants and obligations provided for
     ---------------------------
     herein shall be deemed to be covenants running with the land and the leasehold estates therein and any transfer or other disposition of any of the Properties shall be made subject to the terms of this Agreement.

6.12 Entire Understanding. The terms of this Agreement and the Schedules, Maps,
     --------------------
     Plats, Exhibits and Annexes, attached hereto constitute the entire contract of the Parties hereto, and there are no Agreements, undertaking, obligations, promises, assurances or conditions, whether precedent or otherwise, except those specifically set forth herein. No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

6.13 Media Release. No Party shall use any other Party's name in any promotional
     -------------
     material or in any publicity release regarding the program conducted under this Agreement without first obtaining the written permission of the Party whose name is going to be used.

6.14 No Third Party Beneficiary. Except as expressly provided herein, this
     --------------------------
     Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

IN WITNESS WHEREOF the Parties have executed this Agreement on the dates shown below, but effective as of the 10th day of March, 2000.


PURE RESOURCES, L.P. by and through
its General Partner PURE RESOURCES I, INC.


By: /s/ Dan P. Colwell
   ------------------------------

Title: Vice President
      --------------------------

Date: 8/31/00
     -----------------------------


DDDF COMPANY INC.                        CHAPARRAL ROYALTY COMPANY


By: /s/ F. H. Mills, Jr.                 By: /s/ Jack Russell
   ------------------------------           -----------------------------

Title: President                         Title: President
      ---------------------------             --------------------------

Date: 9/1/00                             Date: 9/1/00
     ----------------------------             ---------------------------


 /s/ George G. Staley                      /s/ Robert A. McClesky
---------------------------------        --------------------------------
GEORGE G. STALEY                         ROBERT A. MCCLESKY,
                                         Attorney-in-Fact for J. DON LOONEY
Date: 9/1/00                             Date: 9/1/00
     ----------------------------             ----------------------------